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                                                                    EXHIBIT 99.5

                               SECURITY AGREEMENT


        WILLIS GROUP, LLC (hereinafter called "Debtor"), whose address is 1701
S. Shepherd, Suite E, Houston, Texas 77019, for value received and intending to be legally bound, hereby grants to JAMES R. CRANE (hereinafter called "Secured Party"), whose address is 15350 Vickery Drive, Houston, Texas, 77032, a security interest in the following property:

               All of Debtor's right, title and interest in certain Common Stock, Warrants, and Options of Equlanet Communications Corp,(OTC BB:ENET.OB) in the quantity of 3,900,000 shares, and 170,000 @ 1.00 Warrants and Options assigned to Debtor on the date hereof, as well as all proceeds or payments received should any of the foregoing be sold, exchanged, collected or otherwise disposed of (all of which is hereafter called the"Collateral"); provided, however, no provisions herein shall be construed as or deemed authority for Debtor to sell, exchange or otherwise dispose of the Collateral or any portion thereof. Specific securities are identified on Schedule A attached hereto.

        The security interest granted hereby to Secured Party secures the payment of all indebtedness, liabilities and obligations of Debtor to Secured Party (hereinafter collectively called the"Obligations"), whether joint or several, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and all renewals, extensions and rearrangements of the Obligations, and any of the same, including under a certain Promissory Note of even date in the original principal amount of $250,000.00, executed by Debtor and payable to Secured Party and all costs and expenses and attorneys' fees and legal expenses payable by Secured Party in connection herewith or therewith, and also secures the performance by Debtor of the agreements hereinafter set forth.
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        Except where the context otherwise requires, words importing the singular number shall include the plural number and vice versa. Debtor hereby represents, warrants and agrees that:

        1. (a) Debtor is the sole owner and holder of the Collateral free and clear of all liens and security interests; (b) Debtor has the authority to enter into and perform this agreement and to grant the security interests created hereby; and (c) the Collateral is being used or acquired for use primarily for business purposes.

        2. (a) The Collateral will be kept at Debtor's place of business listed in section 3 of this agreement; Debtor will give Secured Party at least 30 days prior written notice of any change in the location of the Collateral within the State of Texas; and (b) Debtor will not remove the Collateral from the State of Texas without the prior written consent of Secured Party.

        3. The principal place of business and chief executive office of Debtor is the address for Debtor shown in the preamble of this agreement. Debtor will immediately notify Secured Party in writing of any change in Debtor's place of business or chief executive office, and of any additional place of business.

        4. Debtor will defend the Collateral against any claims and demands of all persons at any time claiming the same or any interest therein.

        5. Except for those in favor of Secured Party, no financing statement or security agreement covering any Collateral or any proceeds thereof is currently or will be on file in any public office. Debtor hereby authorizes Secured Party to file, in jurisdictions where this authorization will be given effect, a financing statement signed only by Secured Party describing the Collateral in the same manner as it is described herein; and from time to time, at the request of Secured Party, Debtor will execute one or more financing statements and such other documents (and pay the cost of filing or recording the same in all public offices deemed



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necessary or desirable by Secured Party) and do such other acts and things, all as Secured Party may request, to establish and maintain a valid security interest in the Collateral (free of all other liens and claims whatsoever except as otherwise provided herein) to secure the payment of the Obligations. In connection with the foregoing, it is agreed and understood between the parties hereto (and Secured Party is hereby authorized to carry out and implement the following agreements and understandings and Debtor hereby agrees to pay the costs thereof) that Secured Party may, at any time or times, file as a financing statement any counterpart, copy or reproduction of this agreement, if Secured Party shall elect so to file, and it is also agreed and understood that Secured Party may, if deemed necessary or desirable, file (or sign and file) as a financing statement any carbon copy of, or photographic or other reproduction of, this agreement or of any financing statement executed in connection with this agreement.

        6. Debtor will not (a) permit any liens, encumbrances or security interests (other than Secured Party's Liens) to attach to any of the Collateral;
(b) permit any of the Collateral to be levied upon under any legal process; (c) sell, transfer, lease or otherwise dispose of any of the Collateral or any interest therein, or offer to do so, without the prior express written consent of Secured Party; and (d) permit anything to be done that may impair the value of any of the Collateral or the security intended to be afforded thereby or hereby.

        7. (a) Debtor will insure the Collateral with companies acceptable to the Secured Party against such casualties and in such amounts as the Secured Party shall reasonably require, with a loss payable clause in favor of the Debtor and Secured Party, as their interests may appear, and the Secured Party is hereby authorized to collect sums which may become due under any of said policies and apply the same to the obligations hereby secured.
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           (b) Debtor will at all times keep the Collateral in good order and repair and will not waste or destroy the Collateral or any part thereof.

        8. Debtor will not use the Collateral or permit the Collateral to be used in violation of any statute, ordinance or other law which could result in a material adverse effect upon its business or financial condition or which could result in loss or forfeiture of the Collateral or which could result in loss or impairment of (or priority with respect to) Secured Party's interest in the Collateral; and Debtor will permit Secured Party and its agents, representatives and employees to examine the Collateral at all reasonable times, and for such purpose, Secured Party may enter upon or into any premises where the Collateral may be located without being guilty of a trespass. Debtor will furnish to Secured Party upon request all pertinent information regarding the Collateral.


        9. Debtor will protect the title and possession of the Collateral and will, at Debtor's own cost and expense, promptly pay when due all taxes, assessments, maintenance charges and other impositions of every kind and character charged, levied, assessed or imposed against the Collateral or real property, if any, to which the Collateral may be affixed or any part thereof, as the same become payable and before they become delinquent, and upon request of Secured Party, shall furnish due proof of such payment to Secured Party promptly after payment.

        10. Secured Party may at its option, but without any obligation to do so, pay for the account of Debtor, any taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, pay for the maintenance and preservation of the Collateral, prosecute or defend any suits in relation to the security interests arising pursuant to this agreement and insure and keep insured the Collateral in an amount not to exceed the Obligations hereunder. Any such amounts which may be so paid out by Secured Party and all sums paid for insurance


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premiums, as aforesaid, including, without limitation, the costs, expenses and attorneys' fees paid in any suit affecting the Collateral when necessary to protect the security interest hereof shall be a part of the Obligations hereby secured and recoverable in all respects.

        11. Debtor will pay promptly when due all taxes and assessments upon the Collateral, its use or operation, upon this agreement and upon any note or notes or other writing evidencing the Obligations, or any of them, including documentary or other taxes.

        12. Until default, Debtor may have possession of the Collateral and use it in any lawful manner except that Debtor will apply any proceeds or payments received with respect to the Collateral to the Obligations immediately upon receipt thereof.

        13. The happening of any one or more default under the Obligations shall constitute a default under this agreement.

        14. Upon the occurrence of any default specified in this agreement, Secured Party may, in addition to any other rights and remedies which it may have, immediately and without demand, exercise any or all of the rights and remedies granted to a secured party upon default under the Uniform Commercial Code as adopted and amended in the State of Texas from time to time (the "UCC") or any other writing evidencing any of the Obligations secured hereby; and upon the request or demand of Secured Party, Debtor shall, at Debtor's expense, assemble the Collateral and make it available to Secured Party at a convenient place acceptable to Secured Party; and Debtor shall promptly pay to Secured Party any and all costs and expenses, including legal expenses and attorneys' fees as specified in any note or any other evidence of the Obligations held by Secured Party, but in any event, which shall include attorneys' fees of the suit, out of court, in trial, on appeal, or in bankruptcy proceedings, incurred or paid by Secured Party in protecting and enforcing the rights of Secured Party hereunder, including Secured Party's
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right to take possession of the Collateral and to hold, prepare for sale, sell and dispose of such Collateral. Any notice of sale, disposition or other intended action by Secured Party sent to Debtor at the address specified in the preamble of this agreement, or to such other address of Debtor as may from time to time be shown on Secured Party's records, at least ten days prior to such action, shall constitute reasonable notice to Debtor. Upon disposition by Secured Party of any property in which Secured Party has a security interest hereunder, Debtor shall be and remain liable for any deficiency; and Secured Party shall account to Debtor for any surplus, but Secured Party shall have the right to apply all or any part of such surplus to or to hold the same as a reserve against all or any of the Obligations of Debtor to Secured Party, whether or not they or any of them be then due, and in such order of application as Secured Party may from time to time elect.

        15. The right of Secured Party to take possession or control of the Collateral upon the happening of any of the events or conditions constituting a default may be exercised without resort to any court proceeding or judicial process whatever and without any hearing whatever thereon and, in this connection, TO THE EXTENT NOT PROHIBITED BY LAW, DEBTOR EXPRESSLY WAIVES ANY CONSTITUTIONAL RIGHTS OF DEBTOR WITH REGARD TO NOTICE OR ANY JUDICIAL PROCESS OR HEARING PRIOR TO THE EXERCISE OF THE RIGHTS OF SECURED PARTY TO TAKE POSSESSION OR CONTROL OF THE COLLATERAL UPON THE HAPPENING OF ANY OF THE EVENTS OR CONDITIONS CONSTITUTING A DEFAULT.

        16. No waiver by Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion. No delay or omission on the part of Secured Party in exercising any right or remedy shall operate as a waiver thereof, and no single or partial
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exercise by Secured Party of any right or remedy shall preclude or affect any other or further exercise thereof or the exercise of any other right or remedy. The provisions of this agreement are cumulative to the provisions of and any other writing evidencing or pertaining to any of the Obligations secured by this agreement, and Secured Party shall have all the benefits, rights and remedies of and under any writing evidencing any of the Obligations secured hereby. The singular pronoun, when used herein, shall include the singular and plural, as applicable, and the use of any gender shall include all genders. All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns; and all obligations of Debtor shall bind its successors and assigns. Debtor waives all rights to the marshalling of its assets including, without limitation, the Collateral.

        17. All recitals in any instrument executed by Secured Party incident to the sale, transfer, assignment, lease or other disposition or utilization of the collateral or any part thereof hereunder shall be full proof of the matters stated therein and no other proof shall be requisite to establish full legal propriety of the sale or other action taken by Secured Party or of any fact, condition or thing incident thereto and all prerequisites of such sale or other action or any fact, condition or thing incident thereto shall be presumed conclusively to have been performed or to have occurred.

        18. If any certificate of title or similar document is, at any time and pursuant to the laws of any jurisdiction, issued or outstanding with respect to the Collateral or any part thereof, Debtor will promptly advise Secured Party thereof, and Debtor will promptly cause the interest of Secured Party to be properly noted thereon; and Debtor will further promptly deliver to Secured Party any such certificate of title or similar document issued or outstanding at any time with respect to such Collateral. If any instruments, chattel paper, money or monies, or documents are,
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at any time or times, included in the Collateral, whether as proceeds or otherwise, Debtor will promptly deliver the same to Secured Party without demand therefor by Secured Party.

        19. This agreement has been delivered in the State of Texas and shall be construed in accordance with the laws of such State, including the UCC and applicable federal law; provided, however, that if additional rights or remedies are hereafter granted to secured parties by the laws of the State of Texas or by applicable federal law, Secured Party shall also have and may exercise any such rights or remedies. Wherever possible, each provision of this agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement shall be prohibited by, or invalid under, applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this agreement. To the extent permitted by applicable law, Debtor hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect. TO THE EXTENT LAWFUL, ANY LITIGATION ARISING HEREUNDER OR RELATED HERETO OR TO THE NOTE EXECUTED IN CONNECTION HEREWITH SHALL BE TRIED BY THE STATE COURTS FOR THE COUNTY OR THE FEDERAL COURT OF THE UNITED STATES FEDERAL DISTRICT WHERE THE PRINCIPAL OFFICE OF SECURED PARTY IS LOCATED, WHICHEVER IS APPLICABLE, AND DEBTOR HEREBY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS AND WAIVES ALL OBJECTIONS TO VENUE THEREIN.

        20. Debtor will promptly reimburse Secured Party for all amounts expended, advanced or incurred by Secured Party to satisfy any obligation of Debtor under this agreement or any of the other documents securing or pertaining to the loan evidenced by the note executed
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in connection herewith, or to collect the note executed herewith, or to enforce the rights of Secured Party under this agreement, or any of the other documents securing or pertaining to the loan evidenced by the note executed in connection herewith (whether or not any legal or other proceeding is instituted), which amounts will include all court costs, attorneys' fees, fees of auditors and accountants, and investigation expenses reasonably incurred by Secured Party to third parties in connection with any such matters.

        21. Debtor represents and warrants to Secured Party that the value of the consideration received and to be received, directly or indirectly, by Debtor as a result of the credit or other financial accommodations granted and extended by Secured Party to Debtor is fair consideration to Debtor and reasonably worth at least as much as the Obligations, and that the financial accommodations granted and extended by Secured Party have benefitted and may reasonably be expected to benefit Debtor, directly or indirectly.

        22. All rights to marshalling of assets of Debtor, including any such right with respect to the Collateral, are hereby waived by Debtor.

        23. The execution and delivery of this agreement in no manner shall impair or affect any other security (by endorsement or otherwise) for the payment of the Obligations and no security taken hereafter as security for payment of any part or all of the Obligations shall impair in any manner or affect this agreement, all such present and future additional security to be considered as cumulative security. Any of the Collateral may be released from this agreement without altering, varying or diminishing in any way the force, effect, lien, security interest or charge of this agreement as to the Collateral not expressly released, and this agreement shall continue as a first lien security interest and charge on all of the Collateral not expressly released until all sums and indebtedness secured hereby have been paid in full. Any future assignment or
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attempted assignment or transfer of the interest of Debtor in and to any of the
Collateral shall not deprive Secured Party of the right to sell or otherwise dispose of or utilize all of the Collateral as above provided or necessitate the sale or disposition thereof in parcels or in severalty.

        24. This agreement may be executed in one or more counterparts, each of which shall constitute an original, but when taken together shall constitute but one and the same agreement. This agreement has been substantially negotiated in, delivered and accepted at, and the proceeds of the loan will be disbursed in, Houston, Texas.

        IN WITNESS WHEREOF, this agreement is executed the 15th day of December, 1999.

                                            /s/ MARK A. WILLIS
                                            ------------------------------------
                                            Mark A. Willis, President
                                            WILLIS GROUP, LLC